                                                                     Exhibit 4.2

                             HEWLETT-PACKARD COMPANY

                               CORPORATE GUARANTY
                                (Limited Amount)

              -----------------------------------------------------


     This Corporate Guaranty (this "Guaranty") is made this __ day of _______
                                    --------
200_ by Hewlett-Packard Company, a Delaware corporation ("Guarantor"), for the
                                                          ---------
benefit of each Holder (as such term is defined in the CVR Agreement (as defined below)) of Contingent Value Rights (as defined below) and ______________________, a business entity organized under the laws of
_______________ ("Obligor").

     WHEREAS, Obligor is an indirect, wholly-owned subsidiary of Guarantor and Guarantor has an interest in the financial condition of Obligor and expects to derive advantages from the financial accommodations described herein;

     WHEREAS, pursuant to an exchange offer made by Obligor pursuant to the terms of the Offer Agreement (the "Offer Agreement") dated as of September 6,
                                   ---------------
2001, by and between Guarantor and Indigo N.V., a corporation organized under the laws of The Netherlands, Obligor is issuing Contingent Value Rights (as defined in the Offer Agreement) to each Holder;

     WHEREAS, Obligor may be required to pay certain amounts to the Holders based on the terms and conditions contained in the Offer Agreement and in the CVR Agreement dated as of ________, __ 200_, entered into by and between Obligor and JP Morgan Trust Company, National Association, as Trustee, and JP Morgan Trust Company, National Association, as Depositary and Paying Agent (the "CVR
                                                                          ---
Agreement").
---------

     WHEREAS, it is a condition of the issuance of the Contingent Value Rights by Obligor that the Holders receive the benefits of this Guaranty.

     NOW, THEREFORE, for valuable consideration, the receipt whereof by Guarantor is hereby acknowledged, and to induce the Holders to consummate the transactions contemplated by the Offer Agreement and to induce Obligor to issue the Contingent Value Rights, Guarantor hereby agrees as follows:

     1. Guaranty.
        --------

          (a) Subject to Section 4 below, Guarantor hereby unconditionally and irrevocably guarantees to the Holders (i) the due and punctual payment in immediately available funds of any and all sums of money that may become due pursuant to the Contingent Value Rights and the CVR Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Obligor under or pursuant to the Contingent Value Rights and the CVR Agreement (all the monetary and other obligations referred to in the preceding clauses (i) and (ii), together with interest and any and all legal and other costs and expenses paid or incurred by the Holders or the Trustee in connection with the collection thereof (excluding any and all legal and other costs and expenses that the CVR Agreement provides shall be paid by the Holders or the Trustee), being collectively called the "Obligations"). Guarantor shall
                                                -----------
pay in full or perform, as applicable, any such Obligation promptly on demand (in the manner set forth in Section 12 hereof) following the failure of Obligor so to pay or perform, as applicable, such Obligation pursuant to the terms of the Contingent Value Rights and the CVR Agreement.

          (b) To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be discharged, impaired or affected by (i) the failure of any Holder or any other party to assert any claim or demand or to enforce or exercise any right or remedy against the Obligor or any other party under the provisions of the Contingent Value Rights and the CVR Agreement, or
(ii) by any other act or omission that may or might in any manner or to any extent otherwise operate as a discharge of the Obligor as a matter of law or equity.

          (c) This Guaranty is absolute, unconditional and continuing and constitutes an independent guaranty of payment when due and not of collection, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part any of Obligor's Obligations to the Holders, the existence or continuance of Obligor as a legal entity, the consolidation or merger of Obligor with or into any other entity, the sale, lease or disposition by Obligor of all or substantially all of its assets to any other entity, the bankruptcy or insolvency of Obligor, the admission by Obligor of its inability to pay its debts as they mature, or the making by Obligor of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

          (d) Each failure by Obligor to pay or perform Obligations to the Holders that are subject to this Guaranty as and when they are due shall give rise to a separate cause of action, and separate suits may be brought hereunder as each cause of action arises.

          (e) Guarantor further guarantees that all payments made by Obligor to the Holders on the Obligations will be, when made, final and, if any such payment is recovered from, or repaid by, the Holders in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Obligor, this Guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

     2. Unsecured Obligation. This Guaranty is an unsecured obligation of
        --------------------
Guarantor and shall rank pari passu with all other unsecured obligations of Guarantor.

     3. Consent to Alteration of Terms of CVR Agreement. Subject to Section 4
        -----------------------------------------------
below, the Guarantor hereby covenants that from time to time, without notice to or consent of the Guarantor, the performance or observance by Obligor of any obligation under the Contingent Value Rights and the CVR Agreement may be: (i) waived; and (ii) payment of any Obligation hereby guaranteed may be extended in accordance with any agreement between Obligor and Holders, all without affecting the liability of the Guarantor hereunder.

     4. Maximum Liability of Guarantor. Notwithstanding any provision of this
        ------------------------------
Guaranty to the contrary, the liability of Guarantor hereunder shall not exceed the CVR Payout, as such term is defined in the CVR Agreement, plus interest incurred thereon pursuant to the Contingent Value Rights and the CVR Agreement and the costs and expenses mentioned in Section 1. Notwithstanding any provision of this Guaranty to the contrary, nothing herein shall be deemed to expand the obligations and covenants of Obligor under or pursuant to the Contingent Value Rights and the CVR Agreement.

     5. Subrogation. No payment by Guarantor pursuant to any provision hereof
        -----------
shall entitle Guarantor, by subrogation to the rights of the Holders or otherwise to any payment by Obligor or out of the property of Obligor, except after payment in full of all Obligations which may be or become payable to the Holders at any time or from time to time under the Contingent Value Rights and the CVR Agreement.

     6. Continuing Guaranty. This Guaranty shall be a continuing guaranty. Any
        -------------------
co-guarantor or co-guarantors, or any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of Guarantor. No failure or delay on the part of the Holders in exercising any right, power or privilege hereunder and no course of dealing between Guarantor and the Holders shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies that the Holders would otherwise have. No notice or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders to any other or further action in any circumstances without notice or demand.

     7. Binding Effect. This Guaranty shall be binding upon Guarantor and its
        --------------
permitted successors and assigns and shall inure to the benefit of the Holders and their successors and assigns. Except as provided for in Section 8 below, Guarantor may not assign its obligations under this Guaranty to any other person, by operation of law or otherwise, without the written consent of a majority in interest of the Holders.

     8. Consolidation, Merger, etc.
        --------------------------

          (a) Guarantor shall be entitled in its sole discretion to consolidate or merge with any Person (as defined below) or sell, lease, exchange, transfer, license, or otherwise dispose of any or all of its assets (whether tangible or intangible). In the event of any such merger, consolidation, sale, lease, exchange, transfer, license or other disposition, subject to Section 8(b) below, this Guaranty shall remain in effect unless otherwise agreed to in writing by a majority in interest of the Holders.

          (b) In the event of a merger or consolidation in which Guarantor is not the surviving entity or a sale, conveyance or transfer of all or substantially all of the properties and assets of Guarantor, (i) the surviving Person or the purchaser, as applicable, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee under the CVR Agreement, in form reasonably satisfactory to the Trustee, all obligations and covenants of Guarantor under this Guaranty, and (ii) following the assumption of this Guaranty by such successor Person, such successor Person shall succeed to and be substituted for Guarantor hereunder with the same effect as if such successor Person had been named herein.

          (c) In the event of any such merger, consolidation, sale, conveyance or transfer pursuant to Section 8(b), Guarantor or any Person which shall theretofore have become such in the manner described in this Section shall be discharged from all obligations and covenants under this Guaranty and may be liquidated and dissolved.

          (d) For purposes of this Section 8, "Person" means any individual,
                                               ------
corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

     9. Waivers. To the fullest extent permitted by law, Guarantor hereby
        -------
waives:

          (a) Notice of acceptance of this Guaranty and of the incurring of any and all of the Obligations of Obligor; and

          (b) Presentment of any instrument, demand of payment, notice of non-payment or protest thereof.

     10. Notification. Whenever at any time or from time to time Guarantor shall
         ------------
make any payment to the Holders hereunder on account of Guarantor's liability hereunder, it will notify Obligor in writing that such payment is made under this Guaranty for such purpose.

     11. Partial Invalidity. If at any time any provision of this Guaranty is or
         ------------------
becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

     12. Enforcement by Trustee. Guarantor agrees and acknowledges and the
         ----------------------
Holders and Obligor by acceptance of this Guaranty and the benefits conferred hereby, agree that JP Morgan Trust Company, National Association, as Trustee under the CVR Agreement, or any successor Trustee appointed pursuant to the CVR Agreement, shall act on behalf of the Holders with respect to this Guaranty in accordance with and subject to the applicable provisions of the CVR Agreement. Any demand for performance hereunder shall be made in writing, delivered to the Guarantor by the Trustee.

     13. Governing Law; Jurisdiction. This Guaranty and all rights, obligations
         ---------------------------
and liabilities arising hereunder shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code of State of New York shall have the meanings therein stated.

     IN WITNESS WHEREOF, Guarantor has caused this instrument to be duly executed and delivered by its proper officers as of the date first written above.

                                          HEWLETT-PACKARD COMPANY

                                          By:      _____________________________

                                          Name:    _____________________________

                                          Title:   _____________________________

                                          Address:    3000 Hanover Street
                                                      Palo Alto, CA 94304

Attest: _____________________________


Name:   _____________________________


Title:  _____________________________